Exhibit 99.8

REVOCABLE PROXY

K-FED BANCORP
ANNUAL MEETING OF STOCKHOLDERS

_________, 2010

The undersigned hereby appoints the proxy committee of the board of directors of K-Fed Bancorp, a Federal corporation, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of K-Fed Bancorp that the undersigned is entitled to vote at the Annual Meeting of Stockholders (“ Annual Meeting”) to be held at the main office of Kaiser Federal Bank, 1359 North Grand Avenue, Covina, California 91724, at __:00 p.m., Pacific Time, on _______, 2010.  The proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

	FOR	AGAINST	ABSTAIN
1.
The approval of a plan of conversion and reorganization pursuant to which: (a) K-Fed Mutual Holding Company and K-Fed Bancorp will convert and reorganize from the mutual holding company structure to the stock holding company structure; (b) Kaiser Federal Financial Group, Inc., a Maryland corporation, will become the holding company for Kaiser Federal Bank; (c) the outstanding shares of K-Fed Bancorp, other than those held by K-Fed Mutual Holding Company, will be converted into shares of common stock of Kaiser Federal Financial Group, Inc.; and (d) Kaiser Federal Financial Group, Inc. will offer shares of its common stock for sale in a subscription offering, and, if necessary, a community offering and/or syndicated community offering;
	☐	☐	☐

	FOR	WITHHOLD	FOR ALL EXCEPT
2.
The election of James L. Breeden and Laura G. Weisshar to serve as directors for three-year terms, Diana L. Peterson-More to serve for a two-year term and Giovani O. Dacumos to serve for a one-year term.
	☐	☐	☐

INSTRUCTION: To withhold your vote for one or more nominees, mark “For All Except” and write the name(s) of the nominee(s) on the line(s) below.

___________________________________

___________________________________

___________________________________

___________________________________

___________________________________

		FOR	AGAINST	ABSTAIN
3.	The ratification of the appointment of Crowe Horwath LLP as independent registered public accounting firm for the fiscal year ending June 30, 2011	☐	☐	☐

4.
The approval of the adjournment of the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve the plan of conversion and reorganization;
		☐	☐	☐

5.	The following informational proposals:

5 a.
Approval of a provision in Kaiser Federal Financial Group, Inc.’s articles of incorporation requiring a super-majority vote to approve certain amendments to Kaiser Federal Financial Group, Inc.’s articles of incorporation;
		☐	☐	☐

5 b.
Approval of a provision in Kaiser Federal Financial Group, Inc.’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to Kaiser Federal Financial Group, Inc.’s articles of incorporation;
		☐	☐	☐

5 c.
Approval of a provision in Kaiser Federal Financial Group, Inc.’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Kaiser Federal Financial Group, Inc.’s outstanding voting stock; and
		☐	☐	☐

Such other business as may properly come before the meeting.

The Board of Directors recommends a vote “FOR” each of the above-listed proposals.

VOTING FOR APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION WILL ALSO INCLUDE APPROVAL OF THE EXCHANGE RATIO, THE ARTICLES OF INCORPORATION AND BYLAWS OF KAISER FEDERAL FINANCIAL GROUP, INC. (INCLUDING THE ANTI-TAKEOVER/LIMITATIONS ON STOCKHOLDER RIGHTS PROVISIONS AND THE ESTABLISHMENT OF A LIQUIDATION ACCOUNT FOR THE BENEFIT OF ELIGIBLE STOCKHOLDERS OF KAISER FEDERAL BANK) AND THE AMENDMENT TO KAISER FEDERAL BANK’S CHARTER TO PROVIDE FOR RESTRICTIONS ON THE OWNERSHIP OF MORE THAN 10% OF KAISER FEDERAL BANK’S COMMON STOCK AND A LIQUIDATION ACCOUNT FOR ELIGIBLE DEPOSITORS.

THE PROVISIONS OF KAISER FEDERAL FINANCIAL GROUP, INC.’S ARTICLES OF INCORPORATION THAT ARE SUMMARIZED AS INFORMATIONAL PROPOSALS 5 A THROUGH 5 C WERE APPROVED AS PART OF THE PROCESS IN WHICH THE BOARD OF DIRECTORS OF K-FED BANCORP APPROVED THE PLAN OF CONVERSION AND REORGANIZATION.  THESE PROPOSALS ARE INFORMATIONAL IN NATURE ONLY, BECAUSE THE OFFICE OF THRIFT SUPERVISION’S REGULATIONS GOVERNING MUTUAL-TO-STOCK CONVERSIONS DO NOT PROVIDE FOR VOTES ON MATTERS OTHER THAN THE PLAN.  WHILE WE ARE ASKING YOU TO VOTE WITH RESPECT TO EACH OF THE INFORMATIONAL PROPOSALS LISTED ABOVE, THE PROPOSED PROVISIONS FOR WHICH AN INFORMATIONAL VOTE IS REQUESTED WILL BECOME EFFECTIVE IF STOCKHOLDERS APPROVE THE PLAN, REGARDLESS OF WHETHER STOCKHOLDERS VOTE TO APPROVE ANY OR ALL OF THE INFORMATIONAL PROPOSALS.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED FOR ONE OR MORE PROPOSALS, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE UNVOTED PROPOSALS.  IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING , THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING .

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the above-signed be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of K-Fed Bancorp at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  This proxy may also be revoked by sending written notice to the Secretary of K-Fed Bancorp at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting .

The above-signed acknowledges receipt from K-Fed Bancorp prior to the execution of this proxy of a Notice of  Annual Meeting and the enclosed proxy statement/prospectus dated __________________, 2010.

Dated: _________________, 2010	☐ Check Box if You Plan to Attend the Annual Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this proxy card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.

Please complete, sign and date this proxy card and return it promptly in the enclosed postage-prepaid envelope.